UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

Rave Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri 0-12919 45-3189287

(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas 75056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2018, Rave Restaurant Group, Inc. (the “Company”) appointed Robert W. Bafundo as its President. Scott Crane will continue to serve as the Company’s Chief Executive Officer. On September 18, 2018, the Company also appointed Andrea K. Allen as its Chief Accounting and Administrative Officer. In such capacity, Ms. Allen will serve as the Company’s principal financial and accounting officer.

Mr. Bafundo, age 62, has served as President of the Company’s Pizza Inn subsidiary since 2016. From 2009 through 2015, he was employed by Garbanzo Mediterranean Grill, a fast-casual restaurant concept, first as Vice President of Company and Franchise Operations and as President since 2014. From 2007 to 2009, Mr. Bafundo was Senior Vice President of Operations for Back Yard Burgers, Inc., a quick-serve restaurant chain. From 2004 to 2007, he was the owner and manager of D Brands LLC, a master franchisee for Sport Clips men’s hairstyling salons, as well as the owner and operator of Diamond Star Windward LLC, a franchisee of the Tin Star Southwest Grill fast-casual restaurant concept. Mr. Bafundo was employed by KFC National Management Company, the operator of several quick-serve food chains, as Director of Operations from 1993 to 1996 and as Senior Director of Operations from 1996 to 2004. Previously, he served in various capacities from 1978 to 1992 at Rax Restaurants, Inc., a quick-serve restaurant chain, completing his tenure as Senior Vice President of Operations.

Ms. Allen, age 49, has served as Controller of the Company since April, 2017. From January through March, 2017, she served as Controller of Sunfinity Solar, LLC, an installer of solar panels. From 2011 through 2016, Ms. Allen was the Controller of Bar Louie, BL Restaurant Operations, LLC, a casual to upscale restaurant and bar concept. During 2016, she was also given the role of Vice President of Procurement and Information Systems. From 2010 to 2011, Ms. Allen was a financial planner with MassMutual Financial Group, a provider of insurance and financial planning products and services, from 2006 to 2011, and was also a financial consultant to TGI Friday’s USA, a casual dining restaurant chain, from 2010 to 2011. She had previously worked with telecommunications firms Ericsson Inc., Perot Systems and Northern Telecom in a variety of accounting and financial roles. She is a Certified Public Accountant.

Neither Mr. Bafundo nor Ms Allen has any written employment agreement with the Company and both are at-will employees. In connection with their new responsibilities, the current salaries of Mr. Bafundo and Ms. Allen have been set at $205,000 per year and $205,000 per year, respectively. They are each eligible to receive discretionary annual bonuses and participate in the Company’s 2015 Long Term Incentive Plan along with other managerial employees of the Company. Neither Mr. Bafundo nor Ms. Allen has any family relationship with any director or other executive officer of the Company. There are no transactions in which either Mr. Bafundo or Ms. Allen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: September 24, 2018 By: /s/ SCOTT CRANE

Scott Crane, Chief Executive Officer